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                                                                     Exhibit 9.3

                   AMENDED AND RESTATED VOTING TRUST AGREEMENT


         THIS AMENDED AND RESTATED VOTING TRUST AGREEMENT, made and entered into at Solon, Ohio, as of the 1st day of October, 1999 by and between WAYNE R. HELLMAN as voting trustee (the "Voting Trustee") of the voting trust created by this Agreement, and such owners of common stock, $.001 par value, of ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the "Company") whose names are listed on Exhibit "A" attached hereto (hereinafter sometimes separately referred to as a "Shareholder" and collectively as the "Shareholders").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Voting Trustee and the Shareholders desire to amend and restate in its entirety the Voting Trust Agreement dated as of October 10, 1995, as amended, among the Voting Trustee, the Shareholders, and David Jennings;

         WHEREAS, the Shareholders desire that all of their shares of common stock, $.001 par value of the Company set forth opposite their names on Exhibit "A", and any other shares delivered to the Voting Trustee pursuant to Section 1(a) at the option of any Shareholder (the "Shares") be subject to the terms of this Voting Trust Agreement;

         WHEREAS, the Shareholders desire that all of the Shares be made subject to the terms and conditions of this Agreement; and

         WHEREAS, the Shareholders deem this Agreement to be in the best interest of the Company and all of the Shareholders.

         NOW, THEREFORE, the parties hereto agree as follows:


         1. DEPOSIT OF VOTING SHARES; ISSUANCE OF VOTING TRUST CERTIFICATES.

         (a) The Shareholders agree to (i) forthwith deposit with the Voting Trustee the certificate(s) evidencing all of the Shares owned by each such Shareholder (the "Share Certificates"), duly endorsed for transfer to the Voting Trustee or accompanied by proper instruments duly executed to effect the transfer of such Shares to the Voting Trustee, and to accept in exchange therefor a Voting Trust Certificate representing the number of Shares deposited by such Shareholder or (ii) deliver to the Voting Trustee a duly executed irrevocable proxy, substantially in the form of Exhibit "C" (a "Shareholder Proxy"), with respect to any shares which are Pledged Shares as defined in
Section 7(e).

         (b) Upon receipt of the Share Certificates pursuant to subsection
(a)(i) of this Section, the Voting Trustee shall cause to be issued and delivered to each Shareholder a Voting Trust Certificate, substantially in the form of Exhibit "B" with the blanks therein appropriately completed, representing the number of Shares evidenced by the Share Certificates deposited by each Shareholder. Voting Trust Certificates issued upon the transfer of, in exchange for, or in addition to such Voting Trust Certificates, as provided in this Agreement, shall be substantially in the form attached hereto as Exhibit "B" with such appropriate variations, omissions, and insertions as may be required.



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         2. ISSUANCE OF VOTING SHARES TO THE VOTING TRUSTEE. The Voting Trustee
shall cause all Share Certificates deposited with him pursuant to Section 1 above to be surrendered to and cancelled by the Company, and shall cause the Company to issue and deliver to the Voting Trustee new share certificates representing the Shares in the name of the Voting Trustee, as voting trustee, which shall contain a legend stating that the Share Certificates are issued pursuant and subject to the provisions of this Agreement. The Company's stock ledger and journal shall indicate that such share certificates are subject to the provisions of this Agreement. Except as herein provided, all share certificates issued and delivered to the Voting Trustee pursuant to this Section 2 shall at all times be and remain in the possession of the Voting Trustee or a depository designated by the Voting Trustee. The Voting Trustee shall not transfer any certificates representing Shares other than as provided in this Agreement.

         3. RECORDS OF VOTING TRUST CERTIFICATES.

         (a) RECORDS. The Voting Trustee shall keep or cause to be kept books of record of all Voting Trust Certificates issued pursuant to this Agreement, and shall also fix and determine a place at which such books of record shall be kept and at which Voting Trust Certificates may be transferred.

         (b) INSPECTION OF RECORDS OF VOTING TRUST CERTIFICATES. Any owner of a Voting Trust Certificate shall have the right to inspect the books of record of the Voting Trust Certificates to be maintained by the Voting Trustee pursuant to subsection (a) of this Section at the place at which such records are kept at any reasonable time.

         4. TRANSFER OF VOTING TRUST CERTIFICATES.

         (a) All transfers of Voting Trust Certificates shall be recorded on the books of record kept by the Voting Trustee. The Voting Trustee may treat the record holder of the respective Voting Trust Certificates as the absolute owner thereof for all purposes whatsoever and shall not be bound to recognize any equitable interest in or claim to any such Voting Trust Certificate or the Shares represented thereby on the part of any other party until transferred on such books of record. The Voting Trustee shall not be required to make any transfer of a Voting Trust Certificate upon such books of record except upon surrender of a Voting Trust Certificate to be transferred, properly assigned in such form as shall be acceptable to the Voting Trustee, accompanied by such evidence as the Voting Trustee may reasonably require as to the authority of any person other than the record holder thereof who may seek to effect any such transfer and as to the genuineness of the appropriate signatures. Upon each such transfer, the Voting Trust Certificates surrendered for transfer shall be cancelled and the Voting Trustee shall issue a new Voting Trust Certificate to the transferee and the transferee shall, by acceptance thereof, assent to the terms and conditions of this Agreement. Any such transferee shall be required to execute a supplemental copy of this Agreement.

         (b) REPLACEMENT OF VOTING TRUST CERTIFICATES. In the event any Voting Trust Certificate shall become mutilated, lost, or destroyed, the Voting Trustee, under such conditions with respect to indemnity or otherwise as he, in his discretion, may prescribe, may provide for the issuance of a new Voting Trust Certificate in lieu of such lost or destroyed Voting Trust Certificate or in exchange for such mutilated Voting Trust Certificate.

         5. POWERS AND DUTIES OF VOTING TRUSTEE.

         (a) RIGHT TO VOTE. The Voting Trustee shall be entitled to exercise all shareholder rights of the Shareholders in respect of the Shares, including, but not limited to, the right to exercise the voting rights of such Shares on each matter submitted to the Company's shareholders for their vote, consent, waiver, release, or other action and the right to take part in any corporate or shareholders' action of the Company,

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whether ordinary or extraordinary, by proxy or otherwise. The right of the
Voting Trustee to exercise the voting rights of the Shares in accordance with the terms hereof includes, but is not limited to, the exercise of voting rights relating to fixing the number and the election of directors of the Company, the changing of the Company's capital structure, the amendment of the Company's Articles of Incorporation or Code of Regulations, the reclassification of the Shares, the purchase of assets by the Company, and the merger, consolidation, liquidation or dissolution of the Company. The Voting Trustee shall also have the power to execute and deliver an irrevocable proxy (the "GE Proxy") with respect to any Shares, including any Pledged Shares, to General Electric Company, its successors and assigns ("GE"), or the designee of GE (the "GE Proxyholder"). The owners of Voting Trust Certificates shall not have any right under such Voting Trust Certificates or under this Agreement or otherwise, to exercise the voting rights of such Shares or to take part in any corporate or shareholders' action or to do or perform any act or thing that shareholders of the Company are now or may hereafter become entitled to do or to perform, for so long as the Shares owned by each such Shareholder are held by the Voting Trustee, except to receive cash dividends and distributions when declared and paid and to review the books and records of the Company during normal business hours. Notwithstanding anything to the contrary, the Voting Trustee shall not have the right to sell or otherwise transfer the Shares of any Shareholder.

         (b) DISCRETION OF VOTING TRUSTEE. In exercising the voting rights of the Shares, or in doing any act with respect to the control or management of the Company or its affairs, or otherwise acting hereunder, the Voting Trustee shall be free to exercise his full discretion and, if the Voting Trustee executes and delivers an irrevocable proxy pursuant to subsection (a) of this Section, the GE Proxyholder shall be free to exercise its full discretion. Notwithstanding anything to the contrary, the Voting Trustee shall not have the right to sell or otherwise transfer the Shares of any Shareholder.

         (c) ACTING AS DIRECTOR OR OFFICER. The Voting Trustee and the GE Proxyholder, or any representative of either of them, may act as a director, an officer or an employee of the Company and may vote for himself as such and may have an ownership interest in the Company. The Voting Trustee and the GE Proxyholder, or any person with whom or which either of them may be associated, or any entity of which any such person may be a member, or any corporation of which any such person may be a shareholder, director, or officer, may contract with the Company or otherwise have a financial interest in any matter or transaction to which the Company may be a party or in which the Company may be in any way concerned, as though he were not Voting Trustee or the GE Proxyholder, but otherwise subject to law.

         (d) COMPENSATION. The Voting Trustee shall serve without compensation. The Voting Trustee shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Voting Trustee in performance of his duties hereunder. The owners of the Voting Trust Certificates agree to reimburse and indemnify the Voting Trustee for all reasonable claims, expenses, and liabilities incurred by him in connection with the discharge of his duties under this Agreement. Any such claims, expenses, or liabilities shall be charged to the Voting Trust Certificate owners, pro rata, and may be deducted from dividends or other distributions to them, or may be made a charge payable as a condition to the delivery of Share Certificates following the surrender to the Voting Trustee of the Voting Trust Certificates, and the Voting Trustee shall be entitled to a lien therefor on the Shares, funds, or other property in his possession. The Voting Trustee shall disclose in reasonable detail on an annual basis, all reimbursements received for reasonable expenses, disbursements, advances incurred or made by the Voting Trustee in performance of his duties hereunder.

         (e) IMMUNITIES OF THE VOTING TRUSTEE. The Voting Trustee shall incur no responsibility in his capacity as voting trustee, as a shareholder, or otherwise, by reason of any error of judgment or mistake of law or other mistake, for any act or omission of any agent or attorney, for any misconstruction of this Agreement, or for any action of any sort taken or omitted hereunder or believed by him to be in accordance

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with the provisions and intent hereof or otherwise, except solely for his own individual willful misconduct. In the discharge of his duties hereunder, the Voting Trustee shall be fully protected in acting in reliance upon any instrument, document, or paper believed by him to be genuine and to have been executed by the proper parties; and, shall likewise be fully protected in issuing any Voting Trust Certificate or in taking or refraining from taking any action hereunder in reliance upon any certificate or certificates purporting to be duly signed, as to the existence or non-existence of any fact or facts or the performance or non-performance of any act or acts, and may accept as conclusive any statement made in any such certificate. The Voting Trustee shall not be required to give bond or security for the discharge of his duties under this Agreement. The Voting Trustee, may in his discretion, consult with counsel to be selected by him and shall incur no liability in respect of any action taken on the advice of any such counsel.

         (f) DIVIDENDS. The record owner of each Voting Trust Certificate shall be entitled to receive his pro rata share of any dividends paid or distributed by the Company upon the Shares represented by the Voting Trust Certificates and all other corporate distributions made by the Company in respect of such Voting Shares; provided, however, that, if any such dividend or distribution includes shares of capital stock of the Company with voting rights, the certificates representing such shares of stock shall be deposited with the Voting Trustee subject to the terms of this Agreement, and the owner of the Voting Trust Certificate evidencing the Shares upon which such dividend or distribution is made shall be entitled to receive new Voting Trust Certificates representing such newly-deposited shares of capital stock with voting rights.

         The record date fixed by the Company for the purpose of the payment of any dividend or for the making of any other distribution shall be the record date for the purpose of payment or distribution to the owners of Voting Trust Certificates, and whenever any such record date shall be fixed, the owners of record of Voting Trust Certificates at the date so fixed shall exclusively be entitled to participate in the payment or distribution. Upon receipt by the Voting Trustee of any dividend or other distribution in respect of any Shares held by the Voting Trustee, the Voting Trustee shall promptly distribute the funds or property so received by him to the owners of Voting Trust Certificates to whom such funds or property should have been distributed by the Company if the foregoing provisions hereof had been observed.

         Notwithstanding the foregoing provisions of this Section 5, if the Company shall reclassify its Shares, reorganize, sell all or substantially all of its assets with or without dissolution, consolidate with or merge into another corporation, or if another corporation shall merge into the Company, the shares of capital stock into which the Shares then on deposit hereunder shall be reclassified and any shares of capital stock issued in exchange or substitution for the Shares then on deposit hereunder shall, if they are non-voting shares, be distributed in accordance with the provisions of this Agreement directly to the record owners of outstanding Voting Trust Certificates, issued in respect of such Shares; or, if they are voting shares, they shall become subject to the terms and conditions of this Agreement as if such voting shares had been originally deposited hereunder, and shall be deposited with the Voting Trustee, and the owner of outstanding Voting Trust Certificates shall be entitled to receive new Voting Trust Certificates representing such newly deposited shares of capital stock with voting rights.

         (g) DEDUCTIONS FOR DISTRIBUTIONS. There shall be deducted and withheld from every distribution of every kind under this Agreement any taxes, assessments, or other charges that may be required by law to be deducted or withheld, as well as expenses and charges incurred pursuant to Section 5(e), to the extent that the expenses and charges remain unpaid or unreimbursed.

         6. RESIGNATION OF VOTING TRUSTEE.

         (a) RESIGNATION OF VOTING TRUSTEE. The Voting Trustee may at any time resign by delivering to (i) the owners of the Voting Trust Certificates and Pledged Shares and (ii) GE, his resignation

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in writing, to take effect not less than ten (10) days after delivery. Promptly following the effectiveness of such resignation, the Voting Trustee shall transfer any property held by the Voting Trustee to the successor Voting Trustee.

         (b) DEATH OR DISABILITY OF VOTING TRUSTEE. The rights and duties of the Voting Trustee shall terminate on his death or disability and no interest in any of the property owned or held hereunder nor any of the rights or duties of the Voting Trustee may be transferred by will, devise, succession, or in any manner, except as provided in this Agreement. The heirs, administrators, and executors of the Voting Trustee shall, however, have the right and absolute duty to convey any property held by the Voting Trustee to the successor Voting Trustee, if any, or promptly to the Shareholders promptly upon termination of this Agreement. For purposes of this Agreement, disability shall mean the inability of the Voting Trustee to perform satisfactorily his duties hereunder for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability, which, in the written opinion of a physician resident of recognized ability and reputation, makes it highly likely that such illness or disability will continue for a significant period of time.

         (c) SUCCESSOR VOTING TRUSTEE. If, for any reason, the Voting Trustee ceases to be Voting Trustee, a successor Voting Trustee shall be designated by GE. If GE fails to designate a successor Voting Trustee, or if such successor fails to accept the rights and duties of the Voting Trustee, within 45 days of notice of the death, disability, or resignation of the Voting Trustee, the Shareholders owning a majority of the Shares may designate the successor Voting Trustee. If the Shareholders fail to so designate a successor Voting Trustee within 60 days following notice of the death, disability, or resignation of the Voting Trustee, any Shareholder may petition any court of competent jurisdiction in the County of Cuyahoga, State of Ohio for appointment of a successor Voting Trustee. Upon acceptance of designation as successor Voting Trustee, the successor Voting Trustee shall have all of the rights and duties of the Voting Trustee hereunder.

         7. TERMINATION.

         (a) DURATION. Except as otherwise provided in Sections 7(b) and (c), this Agreement shall terminate on the earlier of: (i) April 1, 2009; or (ii) the date upon which all of the Shares are acquired by the Company and/or any shareholders of the Company that are not a party to this Agreement.

         (b) TERMINATION BY VOTING TRUSTEE. This Agreement may, at any time, be terminated by the Voting Trustee with the prior written consent of GE. Written notice of such termination shall be given by the Voting Trustee to all of the owners of the outstanding Voting Trust Certificates and Pledged Shares pursuant to the provisions of Section 8 of this Agreement. Such notice shall specify the time and manner of delivery of certificates representing Shares following the surrender and cancellation of the respective Voting Trust Certificates and Shareholder Proxies as described in Section 7(d) below.

         (c) TERMINATION UPON SALE. Upon the transfer for value of economic beneficial ownership of any Shares to anyone other than a Shareholder, provided such Shares transferred are either registered or are exempt from registration under the Securities Act of 1933, as amended, and such transfer is made in accordance with any agreements entered into by the Company or the Shareholder with any underwriters which may restrict the transfer of such Shares for certain periods of time, such transferred Shares shall no longer be subject to this Agreement.

         (d) OBLIGATIONS OF VOTING TRUSTEE UPON TERMINATION OR TRANSFER. Upon the termination of this Agreement or transfer of Shares pursuant to subsection
(c) of this Section, the owners of the Voting Trust Certificates shall surrender their respective Voting Trust Certificates to the Voting Trustee or, upon the Voting Trustee's death or disability, the Secretary of the Company who shall deliver to the Company the

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certificates representing Shares, and the Secretary of the Company shall then issue or cause to be issued certificates representing the Shares to the appropriate respective owners of the Voting Trust Certificates. If, at the expiration of four months after termination of this Agreement, any Voting Trust Certificate shall not have been surrendered to the Voting Trustee he may, in his discretion, and if acceptable to the Secretary of the Company, deliver the certificates representing such Shares to the Secretary of the Company to be held by the Company for the owners of any such Voting Trust Certificates to be delivered to such owners upon surrender of their respective Voting Trust Certificates, whereupon all responsibilities of the Voting Trustee with respect thereto shall cease; provided, however, if the Voting Trustee shall have died or become disabled, the shares shall be held by the Company for the owners of any such Voting Trust Certificates to be delivered to such owners upon surrender of their respective Voting Trust Certificates whereupon all responsibilities of the Company with respect thereto shall cease. Notwithstanding the termination of this Agreement, the Voting Trustee or upon the Voting Trustee's death or disability, the Secretary shall thereafter have the power to take or cause to be taken such further and other action as he may deem necessary or desirable to conclude promptly the duties imposed upon him in this Agreement; provided however, that after the termination of this Agreement, he shall have no authority to exercise any voting rights of the Shares.

         (e) PLEDGING OF SHARES. The Shareholders may pledge any portion of their Shares ("Pledged Shares") to secure the loans ("Loans") and such Pledged Shares shall not be subject to the restrictions contained herein provided that any such Shareholder delivers to the Voting Trustee a duly executed Shareholder Proxy with respect to such Shares. Upon the repayment of such Loans and the cancellation of such pledge, the Pledged Shares shall again be subject to the terms of this Agreement and the restrictions contained herein. In connection with the pledging of Shares, the owners of the Voting Trust Certificates shall surrender their Voting Trust Certificates to the Voting Trustee or, upon the Voting Trustee's death or disability, the Secretary of the Company, who shall deliver to the Company the certificates representing the Pledged Shares, and the Secretary of the Company shall issue or cause to be issued certificates representing the Pledged Shares to the appropriate respective owners of the Voting Trust Certificates to be delivered to such owners upon surrender of their respective Voting Trust Certificates. Upon repayment of the Loans and the cancellation of such pledge and the return of the Pledged Shares to the Shareholder, such Shareholder shall immediately deliver the Pledged Shares to the Voting Trustee in accordance with Section 1 of this Agreement. The Voting Trustee or upon the Voting Trustee's death or disability, the Secretary shall have the power to take or cause to be taken such further and other action as he may deem necessary or desirable to conclude promptly the duties imposed upon him in this Section; provided however, he shall have no authority to exercise any voting rights of the Shares.

         8. NOTICE.

         (a) NOTICE TO OWNERS OF VOTING TRUST CERTIFICATES AND PLEDGED SHARES. All notices to be given to owners of Voting Trust Certificates and Pledged Shares may be given by personally delivering or mailing the same to such record owners at the last addresses furnished in writing by such owners to the Voting Trustee, and any notice when so delivered or mailed shall be considered as served on the respective owners of Voting Trust Certificates and Pledged Shares.

         (b) NOTICE TO VOTING TRUSTEE. Any notice required or permitted to be given hereunder to the Voting Trustee shall be given by personally delivering or mailing the same to Wayne R. Hellman, 2307 E. Aurora Road, Suite One, Twinsburg, Ohio 44087 or such other address as shall be furnished in writing by the Voting Trustee to the owners of Voting Trust Certificates and Pledged Shares.

         9. PAYMENT OF TAXES. If at any time any tax is payable by the Voting Trustee in respect of the ownership of the Voting Shares held by him or in respect of any dividends, distributions, or other rights in respect of the Shares, the tax may be paid out of any assets of the Voting Trust created by this

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Agreement or any dividends or distributions received by the Voting Trustee;
provided, however, that the Voting Trustee shall be fully reimbursed by the Shareholders, on a pro rata basis based upon Share ownership, for any such payments by the Voting Trustee not satisfied out of the assets of the Voting Trust or dividends or distributions received by the Voting Trustee.

         10. AMENDMENT. If, at any time, the Voting Trustee, with the prior written consent of GE, shall deem it desirable to amend this Agreement in any respect, he shall give notice of such proposed amendment to the owners of the outstanding Voting Trust Certificates and Pledged Shares. Such amendment shall become effective upon the written consent of the owners of a majority in interest of the (i) outstanding Voting Trust Certificates based on the number of Shares represented by such Voting Trust Certificates and (ii) the Pledged Shares, or at a meeting of Shareholders. If the Voting Trustee deems it desirable to have a meeting to approve any proposed amendment, the Voting Trustee shall give notice, which shall be in writing and be given at least fifteen (15) days prior to the proposed meeting, shall state that the purpose of the meeting is to consider the amendment of this Agreement and shall be accompanied by a copy of the proposed amendment. If at such meeting the proposed amendment or any modification thereof shall be approved by the owners of a majority in interest of the (i) outstanding Voting Trust Certificates based on the number of Shares represented by such Voting Trust Certificates and (ii) the Pledged Shares, a certificate to that effect shall be made and verified by a Secretary elected at such meeting and filed with the Voting Trustee. Upon such written consent or approval and the filing of such written consents or said certificate with the books of record kept by the Voting Trustee, the proposed amendment or modification thereof shall become a part of this Agreement with like force and effect as if originally incorporated herein.

         11. MISCELLANEOUS.

         (a) ACCEPTANCE BY VOTING TRUSTEE. The Voting Trustee accepts the trust hereunder and agrees to perform the same upon the terms and conditions hereof.

         (b) PARTIES TO AGREEMENT. This Agreement shall be binding upon and shall operate for the benefit of the Shareholders and the Voting Trustee and their respective heirs, estates, personal representatives, successors and permitted assigns, and shall be binding upon any transferee of Shares or Voting Trust Certificates from a Shareholder. Subject to the terms of Section 7(c), the name of any transferee of Shares or Voting Trust Certificates from a Shareholder shall be added or be deemed to be added to the attached Exhibit "A" and such persons shall be considered Shareholders for purposes of this Agreement.

         (c) ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties and supersedes any prior understanding and agreements between them respecting the within subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

         (d) SURVIVAL. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators successors, and assigns of the parties hereto.

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The execution by any one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.


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         (f) FRACTIONAL SHARES. Whenever necessary, the Voting Trustee may issue
Voting Trust Certificates for fractional Shares.

         (g) GENDER; NUMBER. Whenever the context of this Agreement requires, the masculine gender includes the neuter or feminine, and the singular number includes the plural.

         (h) EFFECTIVENESS OF AGREEMENT AND AMENDED AND RESTATED AGREEMENT. This Agreement shall become effective when it shall be signed by the Voting Trustee and on behalf of each Shareholder. This Amended and Restated Voting Trust Agreement shall become effective upon approval of this Amended and Restated Voting Trust Agreement, at a meeting of Shareholders, in accordance with the Agreement as in effect on the date of such meeting, whether or not this Amended and Restated Voting Trust Agreement is executed by any individual Shareholder.

         (i) GOVERNING LAW. The validity of this Agreement or any part hereof, and the interpretation and enforcement of all provisions hereof, shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

         (j) INVALIDITY. The invalidity of any term or provisions of this Agreement shall not affect the validity of the remainder of this Agreement and this Agreement shall be enforced to the greatest extent permitted by law.

         (k) HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (l) GE RIGHTS. The obligation to obtain GE's consent in Sections 7 and 10, and the rights of GE to notice and to designate a successor Voting Trustee in Section 6 shall be effective on and after the date on which GE makes an equity investment in the Company in an amount not less than $20,000,000, and shall terminate as provided in the agreements related to such equity investment, at all other times such references to GE shall be of no force and effect.

         IN WITNESS WHEREOF, the parties hereto have signed the attached counterpart signature pages of this Agreement as of the day and year first above written.

           (Agreement and Signature Lines Continue on Following Pages)



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         This page constitutes a counterpart signature page to the Amended and
Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.

                                                     VOTING TRUSTEE:


                                                     /s/ Wayne R. Hellman
                                                     --------------------
                                                     WAYNE R. HELLMAN


                                                     Date:  October 1, 1999



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



         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.


                                                     SHAREHOLDER:


                                                     /s/ Louis S. Fisi
                                                     -----------------
                                                     LOUIS S. FISI


                                                     Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.


                                                     SHAREHOLDER:


                                                     /s/ Juris Sulcs
                                                     ---------------
                                                     JURIS SULCS


                                                     Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.



                                                     SHAREHOLDER:


                                                     /s/ Robert S. Roller
                                                     --------------------
                                                     ROBERT S. ROLLER

                                                     Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.



                            SHAREHOLDER:


                            /s/ Robert S. Roller
                            --------------------
                            ROBERT S. ROLLER as Co-Trustee
                            of the Lisa Marie Roller Trust dated August 24, 1995

                            Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.



                        SHAREHOLDER:


                        /s/ Robert S. Roller
                        --------------------
                        ROBERT S. ROLLER as Co-Trustee
                        of the Jennifer Lynn Jarrett Trust dated August 24, 1995

                        Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.



                          SHAREHOLDER:


                          /s/ Robert S. Roller
                          --------------------
                          ROBERT S. ROLLER as Co-Trustee
                          of the Kimberly Joy Roller Trust dated August 24, 1995

                          Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.



                                        SHAREHOLDER:


                                        /s/ Robert S. Roller
                                        ----------------------------------------
                                        ROBERT S. ROLLER as Co-Trustee
                                        of the Lisa Marie Roller Long-Term Trust
                                        dated September 24, 1995

                                        Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.



                                    SHAREHOLDER:


                                    /s/ Robert S. Roller
                                    --------------------------------------------
                                    ROBERT S. ROLLER as Co-Trustee
                                    of the Jennifer Lynn Jarrett Long Term Trust
                                    dated September 24, 1995

                                    Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.



                                      SHAREHOLDER:


                                      /s/ Robert S. Roller
                                      ------------------------------------------
                                      ROBERT S. ROLLER as Co-Trustee
                                      of the Kimberly Joy Roller Long Term Trust
                                      dated September 24, 1995

                                      Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.

                                                     SHAREHOLDER:


                                                     /s/ Brian A. Hellman
                                                     --------------------
                                                     BRIAN A. HELLMAN

                                                     Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.



                                                     SHAREHOLDER:


                                                     /s/ Lisa B. Hellman
                                                     -------------------
                                                     LISA B. HELLMAN

                                                     Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.



                                                     SHAREHOLDER:


                                                     /s/ Christine Hellman
                                                     ---------------------------
                                                     CHRISTINE HELLMAN

                                                     Date:  October 1, 1999

         This page constitutes a counterpart signature page to the Amended and Restated Voting Trust Agreement made and entered into by and among Wayne R. Hellman, as executor of the Estate of James F. Sarver, Voting Trustee, and certain Shareholders of the Company on October 1, 1999. The undersigned parties hereby agree to be bound by the terms thereof.


                                            SHAREHOLDER:

                                            National City Bank, as executor
                                            of the Estate of James F. Sarver

                                            By: /s/ A. S. Carnahan,
                                                --------------------------------
                                            Name:  National City Bank, Executor
                                                  ------------------------------
                                            Title: A.S. Carnahan, Vice President
                                                  ------------------------------


                                            Date:  April 13, 1999

                                   EXHIBIT "A"


                                    SHAREHOLDERS                                        NUMBER OF SHARES
                                    ------------                                        ----------------

                                    Robert S. Roller                                    254,398
                                    Estate of James F. Sarver                           268,917
                                    Louis S. Fisi                                       296,917
                                    Juris Sulcs                                         330,874
                                    Brian A. Hellman                                    155,262
                                    Lisa B. Hellman                                     146,239
                                    Wayne R. Hellman
                                    Christine Hellman                                   306,377
                                    Robert S. and Patricia M. Roller
                                    (Co-Trustees of Lisa Marie Roller Trust)              4,708
                                    Robert S. and Patricia M. Roller
                                    (Co-Trustees of Jennifer Lynn
                                    Jarrett Trust)                                        4,208
                                    Robert S. and Patricia M. Roller
                                    (Co-Trustees of Kimberly Joy
                                    Roller Trust)                                         9,708
                                    Robert S. and Patricia M. Roller
                                    (Co-Trustees of Lisa Marie Roller
                                    Long-Term Trust)                                     17,261
                                    Robert S. and Patricia M. Roller
                                    (Co-Trustees of Jennifer Lynn Jarrett
                                    Long-Term Trust)                                     17,261
                                    Robert S. and Patricia M. Roller
                                    (Co-Trustees of Kimberly Joy Roller
                                    Long-Term Trust)                                     17,268

                                   EXHIBIT "B"

                            VOTING TRUST CERTIFICATE

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                      ------------------------------------

No. _______________                                              _____ Shares of
                                                                    Common Stock


         WAYNE R. HELLMAN, the Voting Trustee under an Amended and Restated Voting Trust Agreement dated _________, 1999 (the "Agreement"), having received certain shares of common stock of Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company"), pursuant to the Agreement, hereby certifies that _________________________ will be entitled to receive a certificate for
__________ fully paid shares of common stock, without par value, of the Company, on the expiration or termination of the Agreement.

         IN WITNESS WHEREOF, the Trustee has executed this Certificate this ____ day of __________, ______.





-------------------------------------           --------------------------------
                                                WAYNE R. HELLMAN, Voting Trustee
Name:________________________________

-------------------------------------

Name:________________________________



STATE OF OHIO           )
                        )       SS:
COUNTY OF ______        )

         The foregoing instrument was acknowledged before me this _____ day of ____________, _____, by _____________________, an individual, as his free act and deed.


                                               ---------------------------------
                                               Notary Public

                                   EXHIBIT "C"

                                IRREVOCABLE PROXY

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                      ------------------------------------


1. The undersigned shareholder ("Shareholder"), holder of the number of shares of common stock of Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company"), indicated opposite his signature, hereby irrevocably appoints and constitutes WAYNE R. HELLMAN ("Proxy Holder") as his attorney and proxy to exercise all shareholder rights of the Shareholder in respect of the Shares, including, but not limited to, the right to exercise the voting rights of such Shares on each matter submitted to the Company's shareholders for their vote, consent, waiver, release, or other action and the right to take part in any corporate or shareholders' action of the Company, whether ordinary or extraordinary, by proxy or otherwise. The right of the Proxy Holder to exercise the voting rights of the Shares in accordance with the terms hereof includes, but is not limited to, the exercise of voting rights relating to fixing the number and election of directors of the Company, the changing of the Company's capital structure, the amendment of the Company's articles of Incorporation or Code of Regulations, the reclassification of the Shares, the purchase of assets by the Company, and the merger, consolidation, liquidation or dissolution of the Company. The Proxy Holder shall also have the power to execute and deliver an irrevocable proxy (the "GE Proxy") with respect to the Shares to General Electric Company, its successors and assigns ("GE"), or the designee of GE (the "GE Proxyholder"). The Shareholder shall not have any right to exercise the voting rights of such Shares or to take part in any corporate or shareholders' action or to do or perform any act or thing that shareholders of the Company are now or may hereafter become entitled to do or to perform, for so long as the Shares owned by such Shareholder are subject to this Irrevocable Proxy pursuant to
         Section 3 hereof, except to receive cash dividends and distributions when declared and paid and to review the books and records of the Company during normal business hours. Notwithstanding anything to the contrary, the Proxy Holder shall not have the right to sell or otherwise transfer the Shares of the Shareholder. The power and duties of the Proxy Holder shall be identical to the power and duties of the Proxy Holder in his capacity as Voting Trustee under a certain Amended and Restated Voting Trust Agreement dated _______, 1999 ("Voting Trust Agreement") as set forth in Sections 5 and 6 of the Voting Trust Agreement, which are hereby incorporated by reference.

2. In exercising the voting rights of the Shares, or in doing any act with respect to the control or management of the Company or its affairs, or otherwise acting hereunder, the Proxy Holder shall be free to exercise his full discretion and, if the Proxy Holder executes and delivers an irrevocable proxy pursuant to Section 1 hereof, the GE Proxyholder shall be free to exercise its full discretion. Notwithstanding anything to the contrary, the Proxy Holder shall not have the right to sell or otherwise transfer the Shares of the Shareholder.

3. In compliance with Ohio Revised Code, Section 1701.48 this Irrevocable Proxy is made irrevocable and executed in consideration of the release of the Shares from the Voting Trust Agreement to permit Shareholder to obtain a margin loan from ___________________ ("Lender") provided, however, upon repayment of the Margin Loan and release of the shares by Lender, the Shares shall again become subject to the Voting Trust Agreement. This proxy is made irrevocable so as to secure the Proxy Holder's right as Voting Trustee under the Voting Trust Agreement to vote the Shares upon the release of the Shares from the Voting Trust Agreement and to secure Shareholder's agreement that the Shares shall again become subject to the Voting Trust Agreement upon repayment of the Margin Loan and release of the Shares by Lender.

4. Any additional shares issued to the Shareholder shall be subject to this Irrevocable Proxy only to the extent such additional shares would be subject to the Voting Trust Agreement.

5. This Proxy for all or a portion of the Shares shall terminate upon the earlier to occur of (a) the Lender has exercised its rights upon an event of default under the Margin Loan, (b) the repayment of the Margin Loan and release of the Shares by Lender, and the Shares becoming subject to the Voting Trust Agreement or (c) the termination of the Voting Trust Agreement pursuant to Section 7 of the Voting Trust Agreement.

6. In the event of a dispute or controversy arising out of or relating to this Irrevocable Proxy, or performance hereof, Proxy Holder shall be entitled to vote the shares pursuant to this Irrevocable Proxy during the pendency of such dispute.

This Irrevocable Proxy may be executed in one or more counterparts, each of which shall constitute an original document, but all of which together shall be one and same Irrevocable Proxy.

SHAREHOLDER:

No. of Shares Subject to
this Irrevocable Proxy: ________

--------------------------------

--------------------------------

Dated: _____________ ___, ______


ACCEPTED AND AGREED TO:
PROXY HOLDER

--------------------------------
Wayne R. Hellman

Dated: _____________ ___, ______

                                      - 2 -